EXHIBIT 99.1

Important Notice Regarding
The Select Comfort Profit Sharing and 401(k) Plan

Blackout Period and Restrictions on Your Rights to Trade
Select Comfort Corporation Common Stock during the Blackout Period

To:    Directors and Executive Officers of Select Comfort Corporation

From:    Mark A. Kimball, Senior Vice President, Chief Legal & Risk Officer

Date:    August 2, 2013

The purpose of this notice is to inform you that the Select Comfort Corporation Profit Sharing and 401(k) Plan (the "Plan") will be entering a “blackout period” due to a transition in the provider of record-keeping and investment management services for the Plan. The blackout period will begin on Wednesday, August 28, 2013 and is scheduled to end on September 20, 2013. If the transition does not occur as planned, however, the end of the blackout period could be delayed beyond September 20, 2013. During the blackout period, participants in the Plan will not be able to initiate a transfer from one investment option to another investment option, obtain a loan, or obtain a distribution or withdrawal.

The Securities and Exchange Commission (“SEC”) has implemented rules under the Sarbanes-Oxley Act of 2002 that apply to 401(k) plan blackout periods. Generally, these rules prohibit directors and executive officers from trading in the issuer's securities during certain periods when the issuer's employees are unable to purchase or sell the issuer's securities held in 401(k) or similar plans. Because you are a director or executive officer of Select Comfort Corporation, please note that during the blackout period for the Plan, you will be prohibited from purchasing, selling or otherwise acquiring or transferring shares of common stock of Select Comfort or any related derivative security (such as an option) if you acquired such stock or security in connection with your service or employment as a director or executive officer with Select Comfort. This prohibition applies to securities you hold both inside and outside the Plan and also prohibits transactions that otherwise might occur under a 10b5-1 trading plan. Under applicable SEC rules, there is a presumption that any securities sold during a blackout period are not exempt from the rule (that is, the individual corporate insider bears the burden of proving that the securities were not “acquired in connection with service or employment”).

The above prohibition is in addition to the normal restrictions on trading activity that apply under the Select Comfort Corporation Policy and Procedure on Trading in Securities by Directors, Officers and Employees. Note that the trading window is scheduled to be closed under this policy from August 24, 2013 through October 18, 2013, so the blackout period arising from the transition of the Plan to a new provider should not create any additional restrictions, other than prohibiting transactions that otherwise might occur under a 10b5-1 trading plan, unless we are required to extend the blackout period beyond October 18, 2013. As always, you should pre-approve any transaction in Select Comfort securities with the company's General Counsel.

Violations of the insider trading prohibition arising under the Sarbanes-Oxley Act described above will allow Select Comfort or a shareholder acting on behalf of Select Comfort to bring an action to recover the profits realized by the director or executive officer. In addition, the SEC may bring an action, including civil injunction proceedings, cease-and-desist actions, civil penalties and all other remedies available to the SEC under the Securities Exchange Act of 1934, including, in some cases, criminal penalties.

A notice was mailed on or about July 26, 2013 to all participants in the Plan to inform them of the details of the blackout period. This notice to directors and executive officers is being given in order to comply with the requirements of Section 306(a) of the Sarbanes-Oxley Act.

While we anticipate an orderly transition of record-keeping and investment management services for the Plan to the new provider, we will notify you in the event that an extension of the blackout period becomes necessary.

If you have any questions concerning this notice, please contact Mark Kimball at 763-551-7000, or at Select Comfort Corporation, 9800 59th Avenue North, Minneapolis, MN 55442.

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